Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Voyager Oil & Gas, Inc.

Billings, Montana

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2012, relating to the financial statements and the effectiveness of Voyager Oil & Gas, Inc.’s internal control over financial reporting which appear in the Company’s Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Houston, TX

May 18, 2012